Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Michael J. Post, President, Treasurer and Chief Executive Officer of Gasel Transportation Lines Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.                                       The Quarterly Report on Form 10-QSB of the Registrant for the period ended September 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Gasel Transportation Lines, Inc. and will be retained by Gasel Transportation Lines, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	November 13, 2003	By:	/s/ Michael J. Post
Michael J. Post
President, Treasurer & Chief Executive Officer